Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearPoint Neuro, Inc.

Irvine, California

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ClearPoint Neuro, Inc. of our report dated March 27, 2020, appearing in the Annual Report on Form 10-K of ClearPoint Neuro, Inc. as of and for the year ended December 31, 2019, filed March 27, 2020 with the U.S. Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Tampa, Florida

January 22, 2021